Exhibit 99.2

Certification Required by 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes–Oxley Act of 2002)

In connection with the filing by ADE Corporation (the “Company”) of the Annual Report on Form 10-K for the fiscal year ended April 30, 2003 (the “Report”), the undersigned, as Executive Vice President and Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRIAN C. JAMES

Brian C. James Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ADE Corporation and will be retained by ADE Corporation and furnished to the Securities and Exchange Commission or its staff upon request.